Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

Press Contact:	Arthur Coppola, President and Chief Executive Officer

or

Thomas E. O’Hern, Executive Vice President and Chief Financial Officer

(310) 394-6000

MACERICH ANNOUNCES SECOND QUARTER RESULTS

Santa Monica, CA (8/02/07) - The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended June 30, 2007 which included total funds from operations (“FFO”) diluted of $100.7 million or $1.04 per share, up 8.2% compared to $.96 per share-diluted for the quarter ended June 30, 2006. For the six months ended June 30, 2007, FFO-diluted was $177.1 million compared to $175.4 million for the six months ended June 30, 2006.  Net income available to common stockholders for the quarter ended June 30, 2007 was $13.4 million or $.19 per share-diluted compared to $25.7 million or $.36 per share-diluted for the quarter ended June 30, 2006.  For the six months ended June 30, 2007, net income was $16.0 million compared to $33.1 million for the six months ended June 30, 2006.    The Company’s definition of FFO is in accordance with the definition provided by the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income to FFO and net income per common share-diluted (“EPS”) to FFO per share-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

•                  During the quarter, Macerich signed 343,000 square feet of specialty store leases at average initial rents of $43.71 per square foot.  Starting base rent on new lease signings was 26.2% higher than the expiring base rent.

•                  Mall tenant annual sales per square foot for the year ended June 30, 2007 were $458 compared to $433 at June 30, 2006.

•                  Portfolio occupancy at June 30, 2007 was 93.2% compared to 92.1% at June 30, 2006.  On a same center basis, occupancy was 93.2% at June 30, 2007 compared to 92.8% at June 30, 2006.

•                  FFO per share-diluted increased 8.2% compared to the second quarter of 2006.  Contributing to this increase was same center net operating income growth of 3.4%.

Commenting on results, Arthur Coppola president and chief executive officer of Macerich stated, “The quarter reflected continuing strong fundamentals with occupancy gains, strong releasing spreads and solid same center growth in net operating income.  In addition, we continue to strengthen our balance sheet with the recent refinancing of Scottsdale Fashion Square which contributed to a further reduction in our floating rate debt.   We continue to make excellent progress on our significant pipeline of developments and redevelopments which we expect to fuel earnings growth in the years to come.”

Redevelopment and Development Activity

SanTan Village, a 1.2 million square foot regional shopping center on 120 acres, will be the first regional shopping center developed in the fast-growing area of Gilbert, Arizona and the first regional mall opened in the Phoenix metroplex since the opening of Chandler Fashion Center in 2001.  Currently 90% committed, the first phase of the open-air shopping center, including approximately 100 specialty retailers and Dillard’s, is scheduled to open in October, 2007. Remaining retail phases are slated to open in 2008.

Phase-I of The Promenade at Casa Grande, a 1 million square foot, 120 acre regional shopping center in fast growing Pinal County, Arizona, is 90% committed and scheduled to open in November, 2007. The first phase features mini-anchors, restaurants and shops.  Bed, Bath & Beyond, Claire’s, Cost Plus World Market, Fashion Bug, Olive Garden, Mimi’s Café and Sports Authority will join the existing line up which includes Dillard’s, JCPenney, Target, Kohl’s and Harkins Theaters. Phase II is scheduled to open spring 2008.

At Flagstaff Mall, in Flagstaff, Arizona the first phase of the 287,000 square foot power center addition is scheduled for a fall 2007 opening. Home Depot will anchor The Marketplace and will open with first-to-market retailers including Shoe Pavilion, Marshall’s, Best Buy, Old Navy, Linens ‘n Things, Cost Plus World Market and Petco.

At Freehold Raceway Mall in Freehold, New Jersey, construction continues on the 110,000 square foot lifestyle expansion which is slated to open in November, 2007.   The project is 85% committed. New retailers include Borders, The Cheesecake Factory, P.F. Chang’s, Jared and The Territory Ahead. New retailers joining the existing 1.6 million-square-foot regional shopping center, which is undergoing an interior renovation, include Ruehl,  Robot Galaxy, Solstice, Charlotte Russe, Amuse and Pro Image.

Scottsdale Fashion Square, the 2 million square foot luxury flagship, is undergoing a $130 million redevelopment and expansion.  Phase I of the expansion is expected to begin fall 2007 with the demolition of the vacant anchor space, acquired from Federated, and an adjacent parking structure. A 65,000 square foot, first-to-market Barneys New York, will anchor additional 100,000-square-feet of new shop space slated to open fall 2009.

Construction continues on the combined redevelopment, expansion and interior renovation of The Oaks, an upscale 1.1 million square foot super-regional shopping center in California’s affluent Thousand Oaks. The project is expected to be completed in fall 2008. The market’s first Nordstrom department store is under construction.

At Estrella Falls, plans continue to move forward. Infrastructure improvements are underway and the site plan approval process for the regional shopping center is anticipated to be completed in fall 2007. The adjacent power center is expected to open in phases beginning in 2008. Regional shopping center retailers announced to date include Coach, Chico’s, White House/Black Market and Industrial Ride Shop; announced power center retailers include Bashas’, Staples, Shoe Pavilion and Razmataz. The mall is projected to open in phases beginning in 2009.

Financing Activity

In July, a $550 million refinancing of Scottsdale Fashion Square was completed.  The loan bears interest at a 5.66% fixed rate with a seven year term.  The Company used its prorata share of excess proceeds, $162 million, to pay down its line of credit which reduced floating rate debt as a percentage of total outstanding indebtedness to under 6%.

The Macerich Company is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States.  The Company is the sole general partner and owns an 85% ownership interest in The Macerich Partnership, L.P.  Macerich now owns approximately 77 million square feet of gross leaseable area consisting primarily of interests in 73 regional malls.  Additional information about The Macerich Company can be obtained from the Company’s web site at www.macerich.com.

Investor Conference Call

The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call.  The call will be available on The Macerich Company’s website at www.macerich.com and through CCBN at www.earnings.com.  The call begins today, August 2, 2007 at 10:30 AM Pacific Time. To listen to the call, please go to any of these web sites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com will be available for one year after the call.

Note:  This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected.  Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates and terms, interest rate fluctuations, availability and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors.  The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference.

(See attached tables)

##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Results before SFAS 144 (e)		Impact of SFAS 144 (e)		Results after SFAS 144 (e)
	For the Three Months		For the Three Months		For the Three Months
	Ended June 30,		Ended June 30,		Ended June 30,
	Unaudited				Unaudited
Results of Operations:	2007	2006	2007	2006	2007	2006
Minimum rents	$125,921	$127,483	($20)	($10,892)	$125,901	$116,591
Percentage rents	2,922	2,754	(60)	(208)	2,862	2,546
Tenant recoveries	67,995	65,932	144	(5,307)	68,139	60,625
Management Companies’ revenues	9,599	7,369	—	—	9,599	7,369
Other income	9,352	6,341	(65)	(381)	9,287	5,960
Total revenues	215,789	209,879	(1)	(16,788)	215,788	193,091

Shopping center and operating expenses	69,172	70,151	(398)	(6,153)	68,774	63,998
Management Companies’ operating expenses	18,519	12,125	—	—	18,519	12,125
Income tax (benefit) expense	(787)	218	—	—	(787)	218
Depreciation and amortization	60,404	59,411	—	(3,401)	60,404	56,010
REIT general and administrative expenses	4,412	3,292	—	—	4,412	3,292
Interest expense	62,226	71,188	35	(3,040)	62,261	68,148
Loss on early extinguishment of debt	—	—	—	—	—	—
Gain (loss) on sale or writedown of assets	1,183	62,961	1,096	(62,961)	2,279	—
Equity in income of unconsolidated joint ventures (c)	18,997	17,861	—	—	18,997	17,861
Minority interests in consolidated joint ventures	(55)	(37,904)	28	37,363	(27)	(541)

Income (loss) from continuing operations	21,968	36,412	1,486	(29,792)	23,454	6,620

Discontinued Operations:
(Loss) gain on sale of assets	—	—	(1,124)	25,952	(1,124)	25,952
(Loss) income from discontinued operations	—	—	(362)	3,840	(362)	3,840
Income before minority interests of OP	21,968	36,412	—	—	21,968	36,412
Income allocated to minority interests of OP	2,398	4,770	—	—	2,398	4,770
Net income before preferred dividends	19,570	31,642	—	—	19,570	31,642
Preferred dividends and distributions (a)	6,122	5,970	—	—	6,122	5,970
Net income to common stockholders	$13,448	$25,672	$0	$0	$13,448	$25,672

Average number of shares outstanding - basic	71,528	71,458			71,528	71,458
Average shares outstanding, assuming
full conversion of OP Units (d)	84,552	85,023			84,552	85,023
Average shares outstanding - diluted for FFO (a) (d)	96,701	88,650			96,701	88,650

Per share income- diluted before discontinued operations	—	—			$0.21	$0.01
Net income per share-basic	$0.19	$0.36			$0.19	$0.36
Net income per share- diluted (a)	$0.19	$0.36			$0.19	$0.36
Dividend declared per share	$0.71	$0.68			$0.71	$0.68
Funds from operations “FFO” (b) (d)- basic	$89,409	$82,860			$89,409	$82,860
Funds from operations “FFO” (a) (b) (d) - diluted	$100,696	$85,327			$100,696	$85,327
FFO per share- basic(b) (d)	$1.06	$0.98			$1.06	$0.98
FFO per share- diluted (a) (b) (d)	$1.04	$0.96			$1.04	$0.96

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Results before SFAS 144 (e)		Impact of SFAS 144 (e)		Results after SFAS 144 (e)
	For the Six Months		For the Six Months		For the Six Months
	Ended June 30,		Ended June 30,		Ended June 30,
	Unaudited				Unaudited
Results of Operations:	2007	2006	2007	2006	2007	2006
Minimum rents	$249,913	$261,069	($30)	($22,390)	$249,883	$238,679
Percentage rents	6,706	5,720	(79)	(804)	6,627	4,916
Tenant recoveries	135,778	133,338	15	(10,370)	135,793	122,968
Management Companies’ revenues	18,353	14,626	—	—	18,353	14,626
Other income	16,946	13,289	(146)	(697)	16,800	12,592
Total revenues	427,696	428,042	(240)	(34,261)	427,456	393,781

Shopping center and operating expenses	137,851	138,278	(456)	(12,436)	137,395	125,842
Management Companies’ operating expenses	36,274	26,839	—	—	36,274	26,839
Income tax (benefit) expense	(907)	(315)	—	—	(907)	(315)
Depreciation and amortization	117,492	122,951	2	(7,530)	117,494	115,421
REIT general and administrative expenses	9,785	6,990	—	—	9,785	6,990
Interest expense	129,781	143,153	35	(6,224)	129,816	136,929
Loss on early extinguishment of debt	877	1,782	—	—	877	1,782
Gain (loss) on sale or writedown of assets	2,646	62,460	1,385	(62,961)	4,031	(501)
Equity in income of unconsolidated joint ventures (c)	33,480	38,877	—	—	33,480	38,877
Minority interests in consolidated joint ventures	(1,546)	(38,407)	30	37,403	(1,516)	(1,004)

Income (loss) from continuing operations	31,123	51,294	1,594	(33,629)	32,717	17,665

Discontinued Operations:
(Loss) gain on sale of assets	—	—	(1,413)	25,952	(1,413)	25,952
(Loss) income from discontinued operations	—	—	(181)	7,677	(181)	7,677
Income before minority interests of OP	31,123	51,294	—	—	31,123	51,294
Income allocated to minority interests of OP	2,865	6,230	—	—	2,865	6,230
Net income before preferred dividends	28,258	45,064	—	—	28,258	45,064
Preferred dividends and distributions (a)	12,244	11,939	—	—	12,244	11,939
Net income to common stockholders	$16,014	$33,125	$0	$0	$16,014	$33,125

Average number of shares outstanding - basic	71,597	70,152			71,597	70,152
Average shares outstanding, assuming
full conversion of OP Units (d)	84,792	83,807			84,792	83,807
Average shares outstanding - diluted for FFO (a) (d)	88,419	87,434			88,419	87,434

Per share income- diluted before discontinued operations	—	—			$0.24	$0.07
Net income per share-basic	$0.22	$0.47			$0.22	$0.47
Net income per share- diluted (a)	$0.22	$0.47			$0.22	$0.47
Dividend declared per share	$1.42	$1.36			$1.42	$1.36
Funds from operations “FFO” (b) (d)- basic	$171,900	$170,504			$171,900	$170,504
Funds from operations “FFO” (a) (b) (d) - diluted	$177,051	$175,437			$177,051	$175,437
FFO per share- basic(b) (d)	$2.04	$2.04			$2.04	$2.04
FFO per share- diluted (a) (b) (d)	$2.00	$2.01			$2.00	$2.01

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)      On February 25, 1998, the Company sold $100,000 of convertible preferred stock representing 3.627 million shares. The convertible preferred shares can be converted on a 1 for 1 basis for common stock. These preferred shares are not assumed converted for  purposes of net income per share - diluted for 2007 and 2006 as they would be antidilutive to those calculations. The weighted average preferred shares outstanding are assumed converted for purposes of FFO per share -diluted as they are dilutive to those calculations for all periods presented.

On April 25, 2005, in connection with the acquisition of Wilmorite Holdings, L.P. and its affiliates, the Company issued as part of the consideration participating and non-participating convertible preferred units in MACWH, LP. These preferred units are not assumed converted for purposes of net income per share - diluted and FFO per share - diluted for 2007 and 2006 as they would be antidilutive to those calculations.

On March 16, 2007, the Company issued $950 million of convertible senior notes. These notes are not assumed converted for purposes of net income per share - diluted for 2007 as they would be antidilutive to the calculation. These notes are assumed converted for purposes of FFO per share - diluted for the three months ended June 30, 2007 as they are dilutive to the calculation.

(b)     The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (GAAP) measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. FFO and FFO on a fully diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. FFO on a fully diluted basis is one of the measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP and is not indicative of cash available to fund all cash flow needs. FFO as presented may not be comparable to similarly titled measures reported by other real estate investment trusts.

Effective January 1, 2003, gains or losses on sale of undepreciated assets and the impact of SFAS 141 have been included in FFO. The inclusion of gains on sales of undepreciated assets (decreased) increased FFO for the three and six months ended June 30, 2007 and 2006 by $(0.2) million, $0.7 million, $3.5 million and $3.6 million, respectively, or by $.00 per share, $0.01 per share, $0.04 per share and $.04 per share, respectively. Additionally, SFAS 141 increased FFO for the three and six months ended June 30, 2007 and 2006 by $3.5 million, $7.5 million, $4.3 million and $8.9 million, respectively, or by $.04 per share, $0.08 per share, $0.05 per share and $0.10 per share, respectively.

(c)      This includes, using the equity method of accounting, the Company’s prorata share of the equity in income or loss of its unconsolidated joint ventures  for all periods presented.

(d)     The Macerich Partnership, LP (the “Operating Partnership” or the “OP”) has operating partnership units (“OP units”). Each OP unit can be converted into a share of Company stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating the FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO - diluted includes the effect of outstanding stock options and restricted stock using the treasury method and assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation. For the three and six months ended June 30, 2007 and 2006, the MACWH, LP preferred units were antidilutive to FFO.

(e)      In October 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company adopted SFAS 144 on January 1, 2002. The Company has classified the results of operations for all of the below dispositions to discontinued operations.

On June 9, 2006, Scottsdale 101 in Arizona was sold. The sale of this property resulted in a gain on sale in 2006, at the Company’s prorata share, of $25.8 million.

On July 13, 2006, Park Lane Mall in Nevada was sold. The sale of this property resulted in a gain on sale of $5.9 million in 2006.

On July 27, 2006, Greeley Mall in Colorado and Holiday Village in Montana were sold. The sale of these properties resulted in gains on sale of $21.3 million and $7.4 million, respectively, in 2006.

On August 11, 2006, Great Falls Marketplace in Montana was sold. The sale of this property resulted in a gain on sale of $11.8 million in 2006.

On December 29, 2006, Citadel Mall in Colorado Springs, Colorado, Crossroads Malls in Oklahoma City, Oklahoma and Northwest Arkansas Mall in Fayetteville, Arkansas were sold. The sale of these properties resulted in a total gain on sale of $132.7 million in 2006.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30,	December 31,
	2007	2006
	(UNAUDITED)
Summarized Balance Sheet Information
Cash and cash equivalents	$49,034	$269,435
Investment in real estate, net (h)	$5,914,882	$5,755,283
Investments in unconsolidated entities (i)	$987,021	$1,010,380
Total assets	$7,498,814	$7,562,163
Mortgage and notes payable	$5,123,549	$4,993,879
Pro rata share of debt on unconsolidated entities	$1,665,475	$1,664,447

Total common shares outstanding:	71,642	71,568
Total preferred shares outstanding:	3,627	3,627
Total partnership/preferred units outstanding:	15,687	16,342

	June 30,	June 30,
	2007	2006
	(UNAUDITED)
Additional financial data as of:
Occupancy of centers (f)	93.20%	92.10%
Comparable quarter change in same center sales (f) (g)	1.21%	4.40%

Additional financial data for the six months ended:
Acquisitions of property and equipment - including joint ventures at pro rata	$ 5,216	$ 265,455
Redevelopment and expansions of centers- including joint ventures at pro rata	$ 248,353	$ 80,864
Renovations of centers- including joint ventures at pro rata	$ 19,778	$ 26,070
Tenant allowances- including joint ventures at pro rata	$ 13,515	$ 13,624
Deferred leasing costs- including joint ventures at pro rata	$ 15,406	$ 13,606

(f)        excludes redevelopment properties (Santan Village Phase 2, Santa Monica Place, The Oaks, Twenty Ninth Street and Westside Pavilion Adjacent)

(g)     includes mall and freestanding stores.

(h)     includes construction in process on wholly owned assets of $455,552 at June 30, 2007 and $294,115 at December 31, 2006.

(i)         the Company’s pro rata share of construction in process on unconsolidated entities of $51,996 at June 30, 2007 and $45,268 at December 31, 2006.

PRORATA SHARE OF JOINT VENTURES

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
	2007	2006	2007	2006
Revenues:
Minimum rents	$61,985	$59,100	$123,875	$117,470
Percentage rents	1,938	1,894	4,225	4,522
Tenant recoveries	28,602	26,403	57,791	54,006
Other	3,291	3,139	5,954	6,676
Total revenues	95,816	90,536	191,845	182,674

Expenses:
Shopping center expenses	32,807	29,286	63,395	60,444
Interest expense	23,751	23,292	48,068	42,753
Depreciation and amortization	20,696	20,585	45,084	41,164
Total operating expenses	77,254	73,163	156,547	144,361
Gain (loss) on sale of assets	362	244	(2,020)	244
Equity in income of joint ventures	73	244	202	320
Net income	$18,997	$17,861	$33,480	$38,877

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
	2007	2006	2007	2006
RECONCILIATION OF NET INCOME TO FFO (b)(e)
Net income - available to common stockholders	$13,448	$25,672	$16,014	$33,125

Adjustments to reconcile net income to FFO- basic
Minority interest in OP	2,398	4,770	2,865	6,230
Gain on sale of consolidated assets	(1,183)	(62,961)	(2,646)	(62,460)
plus (loss) gain on undepreciated asset sales- consolidated assets	(542)	3,255	339	3,376
plus minority interest share of (loss) gain on sale of consolidated joint ventures	(488)	37,008	348	37,008
(Gain) loss on sale of assets from unconsolidated entities (pro rata share)	(362)	(244)	2,020	(244)
plus gain on undepreciated asset sales- unconsolidated entities (pro rata share)	350	244	350	244
Depreciation and amortization on consolidated assets	60,404	59,411	117,492	122,951
Less depreciation and amortization allocable to minority interests on consolidated joint ventures	(1,332)	(1,247)	(2,326)	(3,222)
Depreciation and amortization on joint ventures (pro rata)	20,696	20,585	45,084	41,164
Less: depreciation on personal property and amortization of loan costs and interest rate caps	(3,980)	(3,633)	(7,640)	(7,668)

Total FFO - basic	89,409	82,860	171,900	170,504

Additional adjustment to arrive at FFO -diluted
Preferred stock dividends earned	2,575	2,467	5,151	4,933
Convertible debt - interest expense	8,712	—	—	—
Total FFO - diluted	$100,696	$85,327	$177,051	$175,437

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	(UNAUDITED)		(UNAUDITED)
	2007	2006	2007	2006
Reconciliation of EPS to FFO per diluted share:
Earnings per share - Diluted	$0.19	$0.36	$0.22	$0.47
Per share impact of depreciation and amortization of real estate	$0.90	$0.89	$1.80	$1.83
Per share impact of gain on sale of depreciated assets	($0.03)	($0.26)	($0.01)	($0.27)
Per share impact of preferred stock not dilutive to EPS	($0.02)	($0.03)	($0.01)	($0.02)
Fully Diluted FFO per share	$1.04	$0.96	$2.00	$2.01

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	(UNAUDITED)		(UNAUDITED)
	(All amounts in thousands)		(All amounts in thousands)
	2007	2006	2007	2006
THE MACERICH COMPANY RECONCILIATION OF NET INCOME TO EBITDA
Net income - available to common stockholders	$13,448	$25,672	$16,014	$33,125

Interest expense	62,226	71,188	129,781	143,153
Interest expense - unconsolidated entities (pro rata)	23,751	23,292	48,068	42,753
Depreciation and amortization - consolidated assets	60,404	59,411	117,492	122,951
Depreciation and amortization - unconsolidated entities (pro rata)	20,696	20,585	45,084	41,164
Minority interest	2,398	4,770	2,865	6,230
Less: Interest expense and depreciation and amortization allocable to minority interests on consolidated joint ventures	(1,766)	(2,060)	(3,201)	(4,927)
Loss on early extinguishment of debt	—	—	877	1,782
Gain on sale of assets - consolidated assets	(1,183)	(62,961)	(2,646)	(62,460)
Loss (gain) on sale of assets - unconsolidated entities (pro rata)	(362)	(244)	2,020	(244)
Add: Minority interest share of (loss) gain on sale of consolidated joint ventures	(488)	37,008	348	37,008
Income tax (benefit) expense	(787)	218	(907)	(315)
Preferred dividends	6,122	5,970	12,244	11,939

EBITDA (j)	$184,459	$182,849	$368,039	$372,159

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

THE MACERICH COMPANY

RECONCILIATION OF EBITDA TO SAME CENTERS - NET OPERATING INCOME (“NOI”)

		For the Three Months		For the Six Months
		Ended June 30,		Ended June 30,
		(UNAUDITED)		(UNAUDITED)
		(All amounts in thousands)		(All amounts in thousands)
		2007	2006	2007	2006

EBITDA (j)		$184,459	$182,849	$368,039	$372,159

Add:	REIT general and administrative expenses	4,412	3,292	9,785	6,990
	Management Companies’ revenues (c)	(9,599)	(7,369)	(18,353)	(14,626)
	Management Companies’ operating expenses (c)	18,519	12,125	36,274	26,839
	Lease termination income of comparable centers	(2,134)	(1,796)	(5,531)	(10,365)
	EBITDA of non-comparable centers	(20,724)	(19,910)	(40,799)	(40,415)

	SAME CENTERS - Net operating income (“NOI”) (k)	$174,933	$169,191	$349,415	$340,582

(j)         EBITDA represents earnings before interest, income taxes, depreciation, amortization, minority interest, extraordinary items, gain (loss) on sale of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(k)      The Company presents same-center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same-center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company’s general and administrative expenses.